Exhibit 23.5

CONSENT OF INDEPENDENT REGSITERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bed Bath & Beyond, Inc. 2026 Employment Inducement Equity Incentive Plan of our report dated April 17, 2026, with respect to the consolidated financial statements of The Brand House Collective, Inc., included in Bed Bath & Beyond, Inc.’s Current Report on Form 8-K/A dated May 8, 2026 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee
August 5, 2026